Exhibit 15

AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 30, 2025

The Board of Directors and Stockholders of Southern Copper Corporation
7310 North 16th St, Suite 135
Phoenix, AZ, 85020

We are aware that our report dated July 31, 2025, on our review of interim financial information of Southern Copper Corporation appearing in Southern Copper Corporation’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2025 is incorporated by reference in this Registration Statement.

Galaz, Yamazaki, Ruiz Urquiza, S. C.

Affiliate of a Member of Deloitte Touche Tohmatsu Limited

/s/ Galaz Yamazaki, Ruiz Urquiza, S.C.

Mexico City, Mexico